UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 17, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)(3)

On September 8, 2014, Rocket Fuel Inc. (the “Company”) reported that J. Peter Bardwick, its Chief Financial Officer (“CFO”), was resigning as CFO effective September 30, 2014 and would continue with the Company in a consulting capacity thereafter.

Effective October 17, 2014, Mr. Bardwick entered into a Separation Agreement with the Company pursuant to which he received a severance payment of $8,660.79 and the parties agreed to certain modifications to Mr. Bardwick’s outstanding equity awards, including (i) the extension of the post-termination exercise period from three to six months with respect to two of Mr. Bardwick’s outstanding option grants and (ii) the modification of the vesting schedules for Mr. Bardwick’s outstanding options, as described below. The Separation Agreement included Mr. Bardwick’s release and waiver of claims against the Company.

On the same date, Mr. Bardwick and the Company also entered into a Consulting Agreement pursuant to which Mr. Bardwick has agreed to provide advice on financial and related matters from October 1, 2014 through December 31, 2014 (the “Consulting Term”), unless terminated earlier for convenience or breach. Under the terms of the Consulting Agreement, Mr. Bardwick will receive a fee of $15,000 per month for his services. Pursuant to the original terms of the agreements governing Mr. Bardwick’s outstanding options, the shares subject to such awards were scheduled to continue vesting during the Consulting Term. However, as part of the Separation Agreement described above, the vesting rate during the Consulting Term is reduced to 50% of the original vesting rate.
The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Consulting Agreement, which are attached as Exhibit 10.01 and Exhibit 10.02 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.01	Separation Agreement, effective as of October 17, 2014, by and between Rocket Fuel Inc. and J. Peter Bardwick
10.02	Consulting Agreement, effective as of October 17, 2014, by and between Rocket Fuel Inc. and J. Peter Bardwick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ JOANN C. COVINGTON
JoAnn C. Covington Vice President, General Counsel and Chief Privacy Officer

Date: October 22, 2014

EXHIBIT INDEX

Number	Description
10.01	Separation Agreement, effective as of October 17, 2014, by and between Rocket Fuel Inc. and J. Peter Bardwick
10.02	Consulting Agreement, effective as of October 17, 2014, by and between Rocket Fuel Inc. and J. Peter Bardwick